Exhibit (a)(3)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
EDUCATION LENDING GROUP, INC.
to
CIT ELG CORPORATION
a wholly owned subsidiary of
CIT GROUP INC.
(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) evidencing shares of common stock, par value $0.001 per share (“Shares”), including the associated preferred share purchase rights, of Education Lending Group, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Courier:
The Bank of New York	The Bank of New York
Tender & Exchange Department	Tender & Exchange Department - 11 West
P.O. Box 11248	101 Barclay Street
Church Street Station	Receive and Deliver Window - Street Level
New York, NY 10286-1248	New York, NY 10286

For Notice of Guaranteed Delivery
(for Eligible Institutions only)

By Facsimile Transmission:
(212) 815-6433

To Confirm Facsimile Transmission Only:
(212) 815-6212

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to CIT ELG Corporation, a Delaware corporation and a wholly owned subsidiary of CIT Group Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 14, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: _______________________________	________________________________________

Share Certificate Nos. (If Available):	________________________________________
(Signature(s) of Holder(s))
________________________________________
❑ Check this box if Shares will be delivered by book-entry transfer:	Dated: ____________________________________, 2005
________________________________________
Book-Entry Transfer Facility	(Please Type or Print)

Account No.: ___________________________________	________________________________________
(Address)

________________________________________
(Zip Code)

________________________________________
(Daytime Area Code and Telephone No.)

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account and The Depositary Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three Nasdaq National Market (“Nasdaq”) trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_________________________________	____________________________________
(Authorized Signature)

Address: ____________________________________	Name: _______________________________
(Please Type or Print)

______________________________________	Title: _____________________________________
(zip code)

Area Code and Telephone No.: _________________	Dated: _______________________________

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE EXPIRATION DATE.